FOR IMMEDIATE RELEASE             Contact Information
Josh Klaetsch
Phone: (952) 401-6600
Email: IR@centerspacehomes.com

CENTERSPACE ANNOUNCES CHANGE TO BOARD OF TRUSTEES

MINNEAPOLIS, MN, March 11, 2026 – Centerspace (NYSE: CSR) (the “Company”) announced today that Emily Nagle Green, a member of the Company’s Board of Trustees, will retire as a trustee, chair of the Nominating and Governance Committee, and member of the Audit Committee effective upon the expiration of her annual term at the conclusion of the 2026 Annual Meeting of Shareholders to be held on May 13, 2026.

Emily has served as a trustee of the Company since 2018. She is a three-time CEO in the technology sector who has focused her career on innovative products and services for consumers. Currently, she is an independent director for Casella Waste Systems (NASD: CWST), where she chairs the Nominating and ESG committee; she also teaches entrepreneurship at MIT’s Sloan School of Management and chairs the board of an education non-profit called UP Education Network.

“We appreciate the many contributions Emily has made since her appointment to the Centerspace Board of Trustees,” commented Board Chair John Schissel. “Her steady leadership and commitment to the highest standards of governance strengthened the board and elevated the organization.”

President and Chief Executive Officer Anne Olson said, “With her extensive technology background, Emily has been instrumental in driving innovation at Centerspace and helping the Company navigate the ever-changing landscape of technology and cybersecurity. We are truly thankful for her insight and guidance.”

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Forward Looking Statements
Certain statements in this press release are based on the Company’s current expectations and assumptions and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions, or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company’s control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K, in quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, the company currently owns 61 apartment communities consisting of 12,262 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, South Dakota, and Utah. Centerspace was named a top workplace for the sixth consecutive year in 2025 by the Minnesota Star Tribune. For more information, please visit www.centerspacehomes.com.

If you would like more information about this topic, please contact Josh Klaetsch, Director of Investor Relations, at (952) 401-6600, or IR@centerspacehomes.com.